EXHIBIT 23.3

[McGladrey & Pullen, LLP Letterhead]

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Bank of Granite Corporation on Form S-4 of our report, dated January 11, 2003, appearing in the Annual Report on Form 10-KSB of First Commerce Corporation for the years ended December 31, 2002 and 2001. We also consent to the reference to our Firm under the caption “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
May 15, 2003